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                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                               RYDEX SERIES FUNDS

         WHEREAS, Rydex Series Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act") and the Trust desires to compensate Service Providers who provide, the services described herein to clients (the "Clients") who from time to time beneficially own Advisor Class Shares or C Class Shares (the "Shares") of any of the Trust's Funds (the "Funds") listed in Exhibits A and B hereto, as may be amended from time to time; and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Plan will benefit the Funds of the Trust and the Clients of the Shares of such Funds; and

         WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Trustees of the Trust adopt the Plan under which Service Providers will provide, pursuant to a Distribution Agreement, the distribution services stated in Section 2 herein; and

         WHEREAS, the Trustees of the Trust adopt the Plan under which Service Providers will provide to Clients some or all of the shareholder services stated in Section 3 herein;

         NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan.

         SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to the distribution of the Shares of the Trust and for providing shareholder services.

         SECTION 2. The Trust will pay Service Providers a fee up to the amount set forth on Exhibit A and Exhibit B for distribution services. Service Providers may use this fee for (i) compensation for its services in connection with distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Providers' affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.

         SECTION 3. The Trust will pay Service Providers a fee up to the amount set forth in Exhibit A and Exhibit B for shareholder services. Service Providers may use this fee for (i) maintaining accounts relating to Clients that invest in Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by Service Providers;
(iv) responding to inquiries from Clients concerning their investment in Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase, exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Service Providers may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Providers's affiliates and subsidiaries as compensation for such services as are described herein.

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         SECTION 4. This Plan shall not take effect with respect to any Fund until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Fund; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 10 herein), cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

         SECTION 5. This Plan shall continue in effect for a period of more than one year after it takes effect, only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 7. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Funds.

         SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding voting securities of the Shares of the Funds, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

         SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Shares of the Funds, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

         SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

         SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

                                  Amended and Restated as of August 28, 2000.

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                                    EXHIBIT A
                                    ---------

                       RYDEX SERIES FUNDS - ADVISOR CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                             AS AMENDED MAY 21, 2001

RYDEX FUNDS - ADVISOR CLASS
---------------------------

U.S. Government Money Market Fund
Nova Fund
Ursa Fund
OTC Fund
U.S. Government Bond Fund
Mekros Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Technology Fund
Telecommunications Fund
Transportation Fund
Utilities Fund

DISTRIBUTION AND SHAREHOLDER SERVICE FEES
-----------------------------------------

         Distribution Services.................Twenty-Five basis points (.25%)

         Shareholder Services..................Twenty-Five basis points (.25%)

CALCULATION OF FEES
-------------------

         Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

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                                    EXHIBIT B
                                    ---------

                          RYDEX SERIES FUNDS - C CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                             AS AMENDED MAY 21, 2001


RYDEX FUNDS - C CLASS
---------------------

U.S. Government Money Market Fund
Nova Fund
Ursa Fund
OTC Fund
Juno Fund
Mid-Cap Fund
Arktos Fund
U.S. Government Bond Fund
Mekros Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Technology Fund
Telecommunications Fund
Transportation Fund
Utilities Fund

DISTRIBUTION AND SHAREHOLDER SERVICE FEES
-----------------------------------------

         Distribution Services................Seventy-Five basis points (.75%)

         Shareholder Services.................Twenty-Five basis points (.25%)

CALCULATION OF FEES
-------------------

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.